Exhibit 2.2
UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

:
In re:	:
	:	Chapter 11 Case Nos.
ALPART JAMAICA INC. and	:	03-10144 and 03-10151
KAISER JAMAICA CORPORATION,	:	Jointly Administered Under
	:	Case No. 02-10429 (JKF)
:
Debtors.	:
:

MODIFICATION TO THE THIRD AMENDED JOINT PLAN OF LIQUIDATION
FOR ALPART JAMAICA INC. AND KAISER JAMAICA CORPORATION

Daniel J. DeFranceschi (DE 2732)
RICHARDS, LAYTON & FINGER, P.A.
One Rodney Square
P.O. Box 551
Wilmington, Delaware 19899
Telephone: (302) 651-7700
Facsimile: (302) 651-7701
          - and -
Gregory M. Gordon (TX 08435300)
Henry L. Gompf (TX 08116400)
Troy B. Lewis (TX 12308650)
Daniel P. Winikka (TX 00794873)
JONES DAY
2727 North Harwood
Dallas, Texas 75201
Telephone: (214) 220-3939
Facsimile: (214) 969-5100
ATTORNEYS FOR DEBTORS AND
DEBTORS IN POSSESSION
Dated: April 7, 2005

     Subject to approval by the Bankruptcy Court and pursuant to this Modification to the Third Amended Joint Plan of Liquidation for Alpart Jamaica Inc. and Kaiser Jamaica Corporation, the Debtors effect the following changes to the Third Amended Joint Plan of Liquidation for Alpart Jamaica Inc. and Kaiser Jamaica Corporation (the “Plan”):
Modifications to the Plan
     Section 8.2(b) of the Plan is hereby amended in its entirety to read as follows:
     “The rights, powers and privileges of the Distribution Trustee (to act on behalf of the Distribution Trust) will be specified in the Distribution Trust Agreement and will include, among others, the authority and responsibility to: (i) accept, preserve, receive, collect, manage, invest, supervise and protect the Distribution Trust Assets (directly or through one or more third-party Disbursing Agents), each in accordance with the Plan and the Distribution Trust Agreement; (ii) liquidate, transfer or otherwise dispose of the Distribution Trust Assets or any part thereof or any interest therein upon such terms as the Distribution Trustee determines to be necessary, appropriate or desirable, pursuant to the procedures for allowing Claims and making distributions prescribed in the Plan, and otherwise consistent with the terms of the Plan; (iii) calculate and make distributions of the Distribution Trust Assets to holders of Allowed Claims pursuant to the procedures for allowing Claims and making distributions prescribed in the Plan; (iv) review, reconcile, settle or object to Claims not allowed prior to the Effective Date and resolve any such objections as set forth in the Plan and the Distribution Trust Agreement; (v) comply with the Plan and exercise its rights and fulfill its obligations thereunder; (vi) investigate and pursue causes of action as contemplated by the Distribution Trust Agreement, and raise defenses in connection with any actions or claims adverse to the Distribution Trust as the Distribution Trustee determines, in its reasonable discretion, to be necessary, appropriate or desirable; (vii) retain and compensate, without further order of the Bankruptcy Court, the services of professionals or other persons or entities to represent, advise and assist the Distribution Trustee in the fulfillment of its responsibilities in connection with the Plan and the Distribution Trust Agreement all as it determines, in its reasonable discretion, to be necessary, appropriate or desirable; (viii) take such actions as are necessary, appropriate or desirable, to close the Chapter 11 Cases; (ix) file appropriate Tax returns on behalf of the Distribution Trust and Debtors and pay Taxes or other obligations owed by the Distribution Trust; (x) exercise the rights, and fulfill the obligations of KAAC under the QAL Purchase Agreement, including with respect to any claim for indemnification; (xi) take such actions as are necessary, appropriate or desirable to terminate the existence of the Debtors under the laws of Australia or any political subdivision thereof; (xii) take such actions as are necessary, appropriate or desirable with respect to the Retained Portion of the KFC Claim; and (xiii) terminate the Distribution Trust in accordance with the terms of the Plan and the Distribution Trust Agreement.”
     The last sentence of Section 8.8(b) of the Plan is hereby amended to read as follows:
     “The Distribution Trust Agreement also will limit the investment powers of the Distribution Trustee in accordance with IRS Rev. Proc. 94-45 and will require the Distribution Trust to distribute at least annually to the Beneficiaries (as such may have been determined at such time) its net income (net of any payment of or provision for Taxes), except for amounts retained as reasonably necessary to maintain the value of the Distribution Trust Assets, to pay Distribution Trust Expenses or to meet claims and contingent liabilities (including Disputed Claims).”
     The third sentence of Section 8.11(a) of the Plan is hereby amended to read as follows:
     “For purposes of this Section 8.11, any and all Taxes ultimately determined to be due and owing from the Debtors to the Government of Jamaica for any taxable period (including interest and penalties, if any, determined and calculated under applicable Jamaican law without regard to the provisions of section 502(b)(2) of the Bankruptcy Code or any other provision of U.S. federal, state or local law) will be treated as Allowed Priority Tax Claims or Allowed Administrative Claims, as the case may be, and will be paid in full in Cash in accordance with the provisions of Section 9.4(a).”

Dated: April 7, 2005	Respectfully submitted, ALPART JAMAICA INC.
	By:	/s/ John M. Donnan
		Name:	John M. Donnan
		Title:	Vice President and General Counsel

KAISER JAMAICA CORPORATION
	By:	/s/ John M. Donnan
		Name:	John M. Donnan
		Title:	Vice President and General Counsel

COUNSEL:
/s/ Daniel J. DeFranceschi
Daniel J. DeFranceschi (DE 2732)
RICHARDS, LAYTON & FINGER, P.A.
One Rodney Square
P.O. Box 551
Wilmington, Delaware 19899
Telephone: (302) 651-7700
Facsimile: (302) 651-7701
          — and —
Gregory M. Gordon (TX 08435300)
Henry L. Gompf (TX 08116400)
Troy B. Lewis (TX 12308650)
Daniel P. Winikka (TX 00794873)
JONES DAY
2727 North Harwood Street
Dallas, Texas 75201
Telephone: (214) 220-3939
Facsimile: (214) 969-5100
ATTORNEYS FOR DEBTORS AND
DEBTORS IN POSSESSION